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                                                                    Exhibit 1(c)


                                SECOND AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


        THIS SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into the 18th day of November, 1994, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Carl Frischling, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson, Louis S. Sklar, as Trustees, and each person who became or becomes a shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds entered into as of May 5, 1993 (the "Agreement").

        WHEREAS, the Trustees reviewed the merger of one of the Trust's Portfolios, AIM Adjustable Rate Government Funds ("ARM"), into AIM Government Securities Fund (now known as AIM Intermediate Government Fund), which is a portfolio of the AIM Funds Group, a Delaware business trust;

        WHEREAS, the shareholders of ARM approved the merger of ARM into AIM Government Securities Fund on November 15, 1994, as required pursuant to
Section 6.1 of the Agreement;

        WHEREAS, as a result of the merger of ARM into AIM Government Securities Fund, ARM had no remaining assets or liabilities;

        WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

        WHEREAS, at a meeting duly called and held in Bermuda on the 10th day of September, 1994, the Trustees have resolved to amend the Agreement as hereinafter set forth with an effective date of November 18, 1994.

        NOW THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

        1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

        3. Section 2.3 of the Agreement shall be deleted in its entirety and the following new Section 2.3 shall be substituted in lieu therefore:

        "Section 2.3. Establishment of Portfolios and Classes. The Trust shall contain one Portfolio, the Limited Maturity Treasury Portfolio. The Limited Maturity Treasury Portfolio shall contain two initial Classes, the Institutional Class and the AIM Limited Maturity Treasury Shares Class. The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolio, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

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        4.       The amendments in the preceding paragraphs 2 and 3 of this
Amendment shall be effective as of the 18th day of November, 1994.

        5. With the exception of the amendment in the preceding paragraphs 2 and 3 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Second Amendment to Agreement and Declaration of Trust of AIM Investment Securities Funds the _____ day of December, 1995.




-------------------------------              -------------------------------
Charles T. Bauer                             Bruce L. Crockett
Trustee                                      Trustee




-------------------------------              -------------------------------
Owen Daly II                                 Carl Frischling
Trustee                                      Trustee




-------------------------------              -------------------------------
John F. Kroeger                              Lewis F. Pennock
Trustee                                      Trustee




-------------------------------              -------------------------------
Ian W. Robinson                              Louis S. Sklar
Trustee                                      Trustee





                        [THIS IS THE SIGNATURE PAGE FOR
           THE SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                      OF AIM INVESTMENT SECURITIES FUNDS]





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